Exhibit 4.2

FORM OF

SERIES SUPPLEMENT

FREEDOM CERTIFICATES

SERIES 2003 - [____]

among

FREEDOM DEPOSITORY, LLC,

as Depositor

[[___________], as Administrative Agent]

and

[name of bank],

as Trustee

FREEDOM CERTIFICATES

Dated as of [___], 2003

TABLE OF CONTENTS

Page

Section 1. Incorporation of Standard Terms.

1

Section 2. Definitions.

2

Section 3. Designation of Trust and Certificates.

6

Section 4. Satisfaction of Conditions to Initial Execution and Delivery of
Trust Certificates.

7

Section 5. Representations and Warranties of Administrative Agent.

7

Section 6. Distributions.

8

Section 7. Allocation of Realized Losses and Trust Expenses.

8

Section 8. Advances.

8

Section 9. Trustee’s Fees.

9

Section 10. Optional Redemption.

9

Section 11. [Optional Exchange.

10

Section 12. Events of Default.

10

Section 13. [Early Termination.

10

Section 14. [Reports of Independent Public Accountants.

10

Section 15. Additional Recipients of Reports to Certificateholders.

11

Section 16. Miscellaneous.

11

Section 17. Notices.

11

Section 18. Governing Law.

12

Section 19. Counterparts.

12

Section 20. [Termination of the Trust.

12

Section 21. [Sale of Underlying Securities.

13

Section 22. [Amendments.

13

Section 23. [Voting of Underlying Securities, Modification of Indenture.

13

SCHEDULE I

SERIES 2003 - [  ] UNDERLYING SECURITIES [DEPOSITED ASSET] SCHEDULE

[SCHEDULE II

DESCRIPTION OF THE RETAINED INTEREST]

EXHIBIT A

STANDARD TERMS FOR TRUST AGREEMENTS

EXHIBIT B

FORM OF TRUST CERTIFICATE[S]

EXHIBIT C

FORM OF MARKET AGENT AGREEMENT

FREEDOM CERTIFICATES

SERIES SUPPLEMENT

Series 2003 - [______]

SERIES SUPPLEMENT, Series 2003 - [_], dated as of [________] (the “Series Supplement”), by and [among] [between] FREEDOM DEPOSITORY, LLC, as Depositor (the “Depositor”), [[_______], as Administrative Agent (the “Administrative Agent”),] and [name of bank], as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Depositor desires to create the Trust designated herein (the “Trust”) by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of [___________, ____] (the “Standard Terms”; together with this Series Supplement, the “Trust Agreement”), by and [between] [among] the Depositor [, the Administrative Agent] and the Trustee, as modified by this Series Supplement;

WHEREAS, the Depositor desires to deposit the Underlying Securities [and] [specify other assets deposited into Trust] ([collectively, with the Underlying Securities,] the “Deposited Assets”) set forth on Schedule I attached hereto [(the “Underlying Securities Schedule”)] [(the “Deposited Assets Schedule”)] into the Trust;

WHEREAS, in connection with the creation of the Trust and the deposit therein of the [Underlying Securities] [Deposited Assets] [,the Retained Interest (the “Retained Interest”)] and [specify other credit support, for example, letters of credit, surety bond, swaps, calls, etc.], it is desired to provide for the issuance of trust certificates (the “Certificates”) evidencing undivided interests in the Trust; and

WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor [, the Administrative Agent] and the Trustee as follows:

Section 1.  Incorporation of Standard Terms.

Except as otherwise provided herein, all of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Series Supplement and the Standard Terms shall form a single agreement between the parties.  In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 2003-[___] Certificates and the transactions described herein.

Section 2.  Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement.  (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

[“Accounting Date” means:]

[“Administrative Agent” means:]

[“Administrative Fee” means:]

[“Allocation Ratio” means:]

“Allowable Expense Amount” means:

[“Available Funds” means: [specify if different than the Standard Terms]]

[“Basic Documents” means:]

[“Business Day” means: [specify if different than the Standard Terms]]

“Calculation Agent” means:

[“Certificate Account” means: [specify if different than the Standard Terms]]

“Class [   -[  ] Certificates” means the Certificates, in the form attached hereto as Exhibit B, to be issued by the Trust representing a proportionate undivided beneficial interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

“Closing Date” means:

“Collection Period” means:

“Corporate Trust Office” means:

“Credit Support” means:

“Credit Support Instrument” means:

“Credit Support Provider” means:

“Cut-off Date” means:

“Deposited Assets” means:

“Depository” means: [The Depository Trust Company].

“Distribution Date” means:

[“Eligible Account” means: [specify if different than Standard Terms]]

“Eligible Expense” means:

[“Eligible Investments” means: [specify if different than Standard Terms]]

“Event of Default” means:

[“Exchange Rate Agent” means:]

[“Exchange Request” shall have the meaning specified in Section 11(b) hereof.]

[“Extraordinary Trust Expense” means: [specify if different than Standard Terms]]

“Final Scheduled Distribution Date” means:

“Fixed Pass-Through Rate” means:

“Floating Pass-Through Rate” means:

“Guaranteed Investment Contract” shall mean:

[“Initial Accrued Interest” means [specify if different than the Standard Terms]]

[“Interest Strip” means, on any Distribution Date, accrued and unpaid interest on the outstanding principal balance of the Certificates, computed at an annual rate of [ ]%.]

[“Letter of Credit” means:]

[“Limited Guarantor” means:]

[“Limited Guaranty” means:]

[“Liquidation Price” means the price at which the Market Agent sells the Underlying Securities on behalf of the Trustee.]

[“Liquidation Proceeds” means:  [specify if different than Standard Terms]]

“Market Agent” means: [______________].

“Market Agent Agreement” means the agreement between [_________________] and the Trustee, substantially in the form attached hereto as Exhibit C.

[“Minimum Sales Price” means either (i) the Redemption Price, if the Trust is entitled to receive (and the Purchaser will not receive) the interest due on the Underlying Securities on the Redemption Date, or (ii) the sum of the Redemption Price and the interest due on the Underlying Securities on the Redemption Date, if the Trust will not be entitled to receive (and the Purchaser will receive) the interest due on the Underlying Securities on the Redemption Date].

“Minimum Wire Denomination” means:

“Notional Amount” means:

[“Optional Exchange” means the exchange of the Certificates by the Trust pursuant to Section [ ] hereof.]

[“Optional Exchange Date” means:]

[“Optional Redemption” means:]

[“Ordinary Expenses” means: [specify if different than the Standard Terms]]

“Pass-Through Rate” means: [____]%

[“Plan of Distribution” means:]

[“Prepaid Ordinary Expenses” means: [specify if different than Standard Terms]]

“Prospectus Supplement” means the Prospectus Supplement, dated [________________], relating to the Certificates.

“Purchase Price” means:

“Purchaser” has the meaning set forth in Section 10(e).

“Purchaser Default” has the meaning set forth in Section 10(e).

“Rating Agency” means:

[“Rating Agency Condition” means: [specify if different from Standard Terms]]

“Record Date” means:

[“Redemption Date” means: [any Distribution Date occurring on or after the Distribution Date in [  ] on which the proceeds of an Optional Redemption are distributed to Certificateholders].]

[“Redemption Price” means:]

[“Redemption Request” means:]

[“Required Interest” means: [specify if different from Standard Terms]]

[“Required Percentage--Amendment” means: [specify if different than the Standard Terms]]

[“Required Percentage--Administrative Agent Termination” means:]

[“Required Percentage--Definitive Certificate” means: [specify if different than the Standard Terms]]

[“Required Percentage--Direction of Trustee” means: [specify if different than the Standard Terms]]

[“Required Percentage--Remedies” means: [specify if different than the Standard Terms]]

[“Required Percentage--Removal of Trustee” means: [specify if different than the Standard Terms]]

[“Required Percentage--Waiver” means [specify if different than the Standard Terms]]

[“Required Premium” means: [specify if different than the Standard Terms]]

[“Required Principal” means: [specify if different than the Standard Terms]]

“Required Rating” means:

[“Requisite Reserve Amount” means:]

“Reserve Account” means [___________]]

[“Retained Interest” means:]

[“Sale Procedure” means: [specify if different than the Standard Terms]]

[“Scheduled Final Distribution Date” means: ]

“Series” means: Series 2003 – [       ].

[“Special Distribution Date” means:]

[“Sub-Administration Agreement” means:]

[“Sub-Administration Agent” means:]

[“Surety Bond” means:]

[“Swap Agreement” means:]

[“Swap Counterparty” means:]

[“Swap Distribution Amount” means:]

[“Swap Guarantee” means:]

[“Swap Guarantor” means:]

[“Swap Receipt Amount” means:]

[“Swap Termination Payment” means:]

“Trustee” means:

“Underlying Securities” means: [____________]

“Underlying Securities Indenture” means the indenture pursuant to which the Underlying Securities were issued.

“Underlying Securities Issuer” means [______].

“Underlying Securities Trustee” means:

“Voting Rights” means:

The terms listed below are not applicable to this Series.

[List terms defined in the Standard Terms not applicable to this Series Supplement]

Section 3.  Designation of Trust and Certificates.

(a)

The trust created hereby shall be known as the “Freedom Certificates Trust, Series 2003-[_].  The Certificates evidencing certain undivided ownership interests therein shall be known as “Freedom Certificates, Series 2003-[_], [and the Retained Interest evidencing certain undivided ownership interests in the remainder of the [Underlying Securities] [Deposited Assets] (as described on Schedule II hereto) shall be known as the “Series 2003-[_] Retained Interest”] [and] [specify other assets].

(b)

The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B.  The Certificates shall be issued in minimum denominations of $[____] and integral multiples of $[___] in excess thereof, except that one Certificate [of each Class] may be issued in a different denomination.  Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any [additional] indebtedness.

(c)

[The Retained Interest will be uncertificated and shall be as described in Schedule II attached hereto.  The Retained Interest will be issued to the Depositor and may be transferred by the Depositor to another party at the sole option of the Depositor without the consent of the Certificateholders or any other party.  The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee.  On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account(s) of holder(s) thereof on the related Record Date as specified in written instructions to the Trustee.  Notwithstanding any other provision of this Agreement, the Trustee shall not agree to any amendment or modification of this Agreement (including the Standard Terms) that would adversely affect in any material respect the holder of the Retained Interest without the consent of the holder of the Retained Interest.]

(d)

[Describe other assets.]

Section 4.  Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates.

The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

(a)

[the Underlying Securities] [the Deposited Assets] set forth on the [Underlying Securities Schedule] [Deposited Assets Schedule]; and

(b)

all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Standard Terms.

Section 5.  Representations and Warranties of Administrative Agent.

(a)

the Administrative Agent is a [__________] duly organized, validly existing and in good standing under the laws of the [____________];

(b)

the execution and delivery of this Series Supplement by the Administrative Agent and its performance of and compliance with the terms of this Series Supplement will not violate the Administrative Agent’s articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Administrative Agent is a party or which may be applicable to the Administrative Agent or any of its assets;

(c)

the Administrative Agent has the full power and authority to enter into and consummate all transactions contemplated by this Series Supplement, has duly authorized the execution, delivery and performance of this Series Supplement and has duly executed and delivered this Series Supplement.  This Series Supplement, upon its execution and delivery by the Administrative Agent and assuming due authorization, execution and delivery by the Depositor and the Trustee, will constitute a valid,  legal and binding obligation of the Administrative Agent, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law); and

(d)

the Administrative Agent is not in violation, and the execution and delivery of this Series Supplement by the Administrative Agent and its performance and compliance with the terms of this Series Supplement will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Administrative Agent or its properties, which violation would reasonably be expected to have a material and adverse effect an the condition (financial or otherwise) or operations of the Administrative Agent or its properties or on the performance of its duties hereunder.

Section 6.  Distributions.

(a)

On each Distribution Date [other than the Redemption Date or Optional Exchange Date], the Trustee shall apply Available Funds in the Certificate Account as follows [(subject to Section 6(e) below)]:

[Set forth to whom and the order of priority of payments with respect to Required Interest, Interest Strip, Retained Interest Required Principal, premium, Trustee Fees and other amounts payable under the terms of the Trust.]

(b)

[On the Redemption Date, if applicable, the Trustee shall apply Available Funds in the Certificate Account as follows:

[Set forth to whom and the order of priority of payments with respect to Required Interest,  Interest Strip, Retained Interest Required Principal, premium, Trustee Fees and other amounts payable under the terms of the Trust.]

(c)

[On any Optional Exchange Date, if applicable, the Trustee shall  distribute  to the  Depositor,  or any  of  its  Affiliates  as Certificateholders, Underlying Securities having a principal amount equal to the principal amount of Class [____] Certificates tendered to the Trustee in accordance with Section 11 hereof.]

(d)

[The Liquidation Proceeds or other amounts recovered in respect of the Underlying Securities following a default by the Underlying Securities Issuer under the Underlying Securities Indenture shall, be allocated as follows:

[------].]

(e)

[Amounts recovered in respect of the Underlying Securities following a default by the Underlying Securities Issuer under the Underlying Securities Indenture shall be distributed in accordance with the provisions of Section 5(a).]

Section 7.  Allocation of Realized Losses and Trust Expenses.

(a)

Realized Losses on the Underlying Securities shall be allocated among the Classes of Trust Certificates as follows: [_______].  Administrative Fees, Eligible Expenses, Allowable Expense Amounts and Extraordinary Trust Expenses shall be allocated as follows: [____________________].

Section 8.  Advances.

[Advances shall be made by the [Trustee][Administrative Agent] pursuant to Section 4.04 of the Trust Agreement as follows: [_________________________.] [Not applicable.]

Section 9.  Trustee’s Fees.

As compensation for its services hereunder, the Trustee shall be entitled to compensation calculated as follows: [Specify Trustee Fees, Ordinary expenses and Extraordinary Trust Expenses]

Section 10.  Optional Redemption.

(a)

On each Distribution Date on or after the Distribution Date in [____], the Certificates may be redeemed in their entirety by the Trust at the request of the [____] at the Redemption Price.  [Specify any other substantial restrictions on the timing, exercise or other matters with respect to any optional redemption.] In addition, the Certificateholders will receive accrued interest to but excluding the Redemption Date.

(b)

The [____] may  provide  notice to the Trustee (a “Redemption Request”) no less than [__] days prior to a Distribution Date occurring on or after the Distribution Date in [________] that it requests an Optional Redemption of all of the Certificates on such Redemption Date.

(c)

Upon receiving such Redemption Request, the Trustee will immediately direct the Market Agent to sell in compliance with the Sales Procedures the Underlying Securities at a price not less than the Minimum Sales Price.  The Market Agent will inform the Trustee no later than [__] days prior to the Redemption Date that it has sold the Underlying Securities on behalf of the Trust at such a sales price (the “Liquidation Price”), and the Trustee will notify Certificateholders and the New York Stock Exchange of the Optional Redemption no less than [__] days prior to the Redemption Date.  The settlement of the liquidation of the Underlying Securities will occur no earlier than [two] Business days prior to the Redemption Date, and all liquidation proceeds will be deposited directly into the Certificate Account established by the Trustee.

(d)

If the Market Agent is unable to sell the Underlying Securities at a price equal to or greater than the Redemption Price, the Market Agent will so notify the Trustee no later than [__] days prior to the requested Redemption Date.  The Trustee will so notify the requesting [____], and such Redemption  Request will be deemed not effective  with respect to such Distribution Date and the Certificates, [the Retained Interest] and the [____] shall continue to remain outstanding.

(e)

Deliveries of the Underlying Securities by the Trust to the purchaser of the Underlying Securities (the “Purchaser”) will only be made against payment by the Purchaser in immediately available funds.  Such payment must occur no later than [10:00 a.m.  New York City Time] on the Redemption Date.  In the event that the Purchaser fails to make such payment by such time (a “Purchase Default”), the sale shall be voided and the Optional Redemption will be deemed not to be effective with respect to such Distribution Date, and the Certificates, [the Retained Interest] and the [____] shall continue to remain outstanding; provided, however, that if such Purchaser is the [____] or an affiliate thereof, the [____]’s rights with respect to the [____] shall be deemed surrendered.

(f)

The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would alter the timing or amount of any payment of the Redemption Price.

(g)

The Trustee shall not be obligated to determine whether an Optional Redemption complies with the provisions of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

Section 11.  [Optional Exchange.

[Specify the conditions whereby a holder may exchange the Certificates for the Underlying Securities and Other Deposited Assets, if any.]

(a)

The [__________] must provide notice to the Trustee (an “Exchange Request”) no less than [30] days (or such shorter period acceptable to the Trustee) but not more than [45] days prior to an Optional Exchange Date that it requests an Optional Exchange of Certificates on such Optional Exchange Date.

(b)

The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.]

Section 12.  Events of Default.

Within 30 days of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, [the name of any other person to receive notice] [and] [the holder of the Retained Interest], transmitted by mail, of all such uncured or unwaived Events of Default known to it.

Section 13.  [Early Termination.

The [Administrative Agent] [Depositor] may, at its sole option, purchase the Underlying Securities and effect an early termination of the Trust Certificates on any Distribution Date on or after the date on which the aggregate principal amount of such Underlying Securities is reduced to less than [ten percent (10%)] [specify other amount] of the aggregate principal amount of the Underlying Securities as of the Cut-off Date.  The purchase price payable by the [Administrative Agent] [Depositor] in such event shall be not less than the aggregate principal amount of such Underlying Securities on the date of purchase.]

Section 14.  [Reports of Independent Public Accountants.

Reports of the Trustee’s [and the Administrative Agent’s] independent public accountants shall be provided as specified in Section [___] of the Trust Agreement beginning in calendar year 2003.]

Section 15.  Additional Recipients of Reports to Certificateholders.

The Trustee shall forward reports to Certificateholders pursuant to Section 4.03 of the Trust Agreement to: [Specify who will receive reports].

Section 16.  Miscellaneous.

(a)

[Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.]

[Specify all provisions of the Standard Terms that do not apply to this Series Supplement]

Section 17.  Notices.

All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

If to the Depositor, to:

Freedom Depository, LLC

5151 San Felipe, Suite 1300

Houston, Texas  77056

Telephone: (713) 888-9100

Facsimile: ______________

[If to the Administrative Agent, to:

________________________

________________________

________________________

Attention:______________

Telephone:______________

Facsimile:______________]

If to the Trustee, to:

________________________

________________________

________________________

Attention:______________

Telephone:______________

Facsimile:______________

If to the Rating Agencies, to:

[Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: CBO/CLO Monitoring Department

Telephone: (212) 553-1494

Facsimile: (212) 553-0355]

and to:

Standard & Poor’s Rating Services

[55 Water Street

New York, New York 10041

Attention: Structured Finance Surveillance Group

Telephone: (212) 438-2482

Facsimile: (212) 438-2664]

[If to the American Stock Exchange, to:

American Stock Exchange

____________________________

____________________________

Attention: ______________

Telephone: ______________

Facsimile: _______________]

Section 18.  Governing Law.

THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK AND WITHOUT GIVING EFFECT TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES F THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS AND WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS SHALL APPLY TO THIS AGREEMENT.

Section 19.  Counterparts.

This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

Section 20.  [Termination of the Trust.

The Trust shall terminate: [specify termination events other than those specified in the Standard Terms.]

Section 21.  [Sale of Underlying Securities.

In the event of the occurrence of (i) a payment default on the Underlying Securities or (ii) an acceleration of the date of maturity of the Underlying Securities, the Trustee, upon receiving notice of such payment default or acceleration of the maturity of the Underlying Securities shall immediately direct the Market Agent to sell the Underlying Securities in accordance with the Sales Procedures.  The settlement of the liquidation of the Underlying Securities shall occur promptly after the date of receipt of such notice by the Trustee, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution to the Class [___] and Class [___] Certificateholders in accordance with the Allocation Ratio.  The Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities against payment in same day funds deposited into the Certificate Account.

Section 22.  [Amendments.

Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of [100%] of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes.  Further, no amendment shall be permitted which would adversely affect in any material respect the interests of any Class of Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.]

Section 23.  [Voting of Underlying Securities, Modification of Indenture.

The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement.  In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date.  The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class [___] Certificateholders and the votes of the Class [___] Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition  of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class [___] and Class [___] Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying securities  Indenture  and only with the  consent of  Certificateholders representing [100%] of the Class [___] Certificates and [100%] of the Class [___] Certificates.  The Trustee shall have no liability for any failure to act resulting from Certificateholders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class [___] and Class [___] Certificateholders of such offer promptly.  The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of [100%] of the Class [___] and Class [___] Certificates to accept such offer and the Trustee has received the tax opinion described above.

If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by all of the outstanding Class [___] and Class [___] Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.]

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

FREEDOM DEPOSITORY, LLC,

as Depositor

By:______________________________

Name:

Title:

[Name of Bank],

not in its individual capacity

but solely as Trustee on behalf

of the Series [200[ ]] -

 [____] Certificateholders

By:______________________________

Name:

Title:

[[ _________________________],

as Administrative Agent

By:______________________________

Name:

Title:]

SCHEDULE I

SERIES 2003 - [ ]

UNDERLYING SECURITIES [DEPOSITED ASSET] SCHEDULE

Underlying Securities:

Underlying Securities Issuer:

CUSIP Number:

Principal Amount Deposited:

Original Issue Date:

Principal Amount of

Underlying Securities

Originally Issued:

Principal Amount of

Underlying Securities Deposited:

Maturity Date:

Principal Payment Date:

Interest Rate:

Interest Payment Dates:

Initial Accrued Interest:

Redemption Dates:

Redemption Prices:

Priority:

Security:

Rating as of Closing Date:

Form of Underlying Securities:

[Retained Interest:]

SCHEDULE II

SERIES 2003 - [ ]

DESCRIPTION OF THE RETAINED INTEREST

EXHIBIT A

Standard Terms for Trust Agreements

(begins on next page)

Exhibit B

FORM OF TRUST CERTIFICATE[S]

Exhibit C

FORM OF MARKET AGENT AGREEMENT